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                                                             Exhibit (10(iii)(A)

                  Form of Senior Executive Severance Agreement


                      CHANGE-IN-CONTROL SEVERANCE AGREEMENT


     AGREEMENT made this [___] day of [__________], 2000, between Houghton Mifflin Company, a Massachusetts corporation (the "Company"), and [_________] (the "Executive") (the "Agreement"), which amends and restates the prior agreement between the Company and the Executive made [____________, _____].

     WHEREAS the Company considers it essential to the best interests of its stockholders to foster the continuous employment of its key management personnel; and

     WHEREAS the Board of Directors of the Company (the "Board") recognizes that the uncertainty engendered by any potential change in control may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINED TERMS. The definitions of capitalized terms used in this Agreement (if not provided where a capitalized term initially appears) are provided in the last Section hereof.

     2. TERM OF AGREEMENT. The term of this Agreement (the "Term") will commence on the date hereof and end on December 31, [2003], unless further extended as hereinafter provided. Commencing on January 1, [2002] and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company (upon authorization by the Board) or the Executive shall have given notice not to extend this Agreement; provided,

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however, if a Change in Control shall have occurred during the Term, this
Agreement shall continue in effect (and the Term shall be extended) until at least the end of the Change-in-Control Protective Period.

     3. COMPANY'S COVENANTS SUMMARIZED. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the pro rata bonus amount described in Section 5(c) hereof if a Change in Control occurs during the Term (and the Executive remains in the employ of the Company immediately prior to the Change in Control) and to pay the Executive the "Severance Payments" described in Section 7(a) hereof and the other payments and benefits described herein if there is a qualifying termination of the Executive's employment with the Company following a Change in Control and during the Term. Except as provided in Section 5(c) hereof, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

     4. THE EXECUTIVE'S COVENANTS. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

     5.   PRE-TERMINATION COMPENSATION RELATED TO DISABILITY OR OTHER
TERMINATION.

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     (a)  Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability; provided, however, that such salary payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such salary payment under disability benefit plans of the Company or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such salary payment.

     (b) If the Executive's employment shall be terminated for any reason (other than Disability) following a Change in Control and during the Term, the Company shall pay the Executive's full salary (to the Executive or in accordance with Section 10(b) hereof if the Executive's employment is terminated by the Executive's death) through the Date of Termination at the higher of the rate in effect at the time the Notice of Termination is given or the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

     (c) If a Change in Control occurs during the Term and the Executive remains in the employ of the Company immediately prior to the Change in Control, then, notwithstanding any other provision herein or in the Incentive Compensation Plan in which the Executive is participating immediately prior to the Change in Control, as soon as practicable after the occurrence of the Change in Control and in lieu of any other annual bonus payment under such Incentive Compensation Plan with respect to the Company's fiscal year in which the Change in Control occurs, the Company shall pay the Executive a pro rata bonus determined by multiplying (i) the Executive's target bonus for such fiscal year by (ii) a fraction, the numerator of which shall be the number of days in such fiscal year up to and including the day

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the Change in Control occurred and the denominator of which shall be three hundred-and-sixty-five (365).

     6. NORMAL POST-TERMINATION PAYMENTS UPON TERMINATION OF EMPLOYMENT. If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Subject to Section 7(a) hereof, such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements (other than this Agreement).

     7.   SEVERANCE PAYMENTS.

     (a)  The Company shall pay the Executive the payments described in this
Section 7(a) (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and prior to the end of the Term, in addition to any required payments and benefits described in Sections 5 and 6 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. For purposes of the immediately preceding sentence, if a termination of the Executive's employment occurs prior to a Change in Control, but following a Potential Change in Control in which a Person has entered into an agreement with the Company the consummation of which will constitute a Change in Control, such termination shall be deemed to have followed a Change in Control and to have been (i) by the Company without Cause, if the Executive's employment is terminated without Cause with the encouragement of, or at the direction of, such Person, or (ii) by the Executive with Good Reason, if the Executive terminates the Executive's employment with Good Reason and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change in Control and with the encouragement of, or at the direction of, such Person.

               i) In lieu of any further salary payments to the Executive for period subsequent to the Date of Termination and in lieu of any other severance benefits to which the Executive might otherwise be entitled, the

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     Company shall pay to the Executive a lump sum severance payment, in cash, equal to three (3) times the sum of

          (X) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive's annual base salary in effect immediately prior to the Change in Control, and

          (Y) the higher of (I) the sum of the amounts (if any) which were paid to the Executive pursuant to the Incentive Compensation Plan (whether in cash or in restricted shares) in the Company's fiscal year immediately preceding that in which the Date of Termination occurs and which would have been so paid in such year but for the Executive's prior deferral election, and (II) the average amounts so paid or deferred in the Company's three fiscal years immediately preceding that in which the Change in Control occurs; provided, however, that, if, as the result of the Executive's having only recently been employed by the Company, the amount determined under this clause (Y) would be zero, there shall be substituted an amount equal to the Executive's annual target bonus for the Company's fiscal year in which the Change in Control occurred (or, if none, the annual target bonus which would have been established for the Executive, given the Executive's position in the Company, if the Executive had been employed by the Company at the beginning of such fiscal year).

               ii) Notwithstanding any provision of the Incentive Compensation Plan, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of any incentive compensation which has been allocated or awarded to the Executive for any completed fiscal year preceding the Date of Termination under the Incentive Compensation Plan but has not yet been either paid or deferred pursuant to an agreement with the Company;

               iii) In addition to all other amounts payable to the Executive under this Section 7(a), the Executive shall be entitled to receive from the Company not

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     later than the fifth day following the Date of Termination, an amount in cash equal to, with respect to the Executive's interest in the SERP, the excess of the amount described in the following clause (X) over the amount described in the following clause (Y):

          (X) the lump sum equivalent of the straight life annuity commencing at age sixty-two which would have accrued to the Executive under the terms of the SERP (without taking into account any offset required for the Pension Plan benefits), calculated as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) three additional years of benefit service credit thereunder (but in no event shall the Executive be deemed to have accumulated additional years of benefit service credit after the Executive's sixty-fifth birthday). Such calculation shall be made without regard to any amendment to any such plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder and shall be determined as; and

          (Y) the lump sum value accrued to the Executive pursuant to the provisions of the Pension Plan which will be paid pursuant to the provisions thereof.

     For purposes of clause (X), the lump sum equivalent of the straight life annuity shall be calculated as if the Executive were three years older at the Date of Termination and for purposes of granting the three additional years of benefit service shall also reflect three additional years of pay with the assumption that base pay increases on each April 1 by the annual increase in pay assumed for funding purposes in the most recent actuarial report prepared by the Pension Plan's actuary with respect to such plan prior to the Change in Control and that 100% of target bonus will be payable in each February during that three year period. For purposes of this Section 7(a)(iii), "lump sum equivalent" shall be determined using the same assumptions utilized under the Pension Plan immediately prior to the Change in Control. Upon the making of, and to the extent of, such cash payment, the Company's obligations to the

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     Executive under the SERP shall be cancelled. Notwithstanding the foregoing provisions of this Section 7(a)(iii), if the Executive is at least age 62 when the Executive's termination of employment occurs and if the "age 65 minimum benefit" under the SERP applies in accordance with the SERP's terms to the Executive's termination of employment when the additional three years of age are reflected and the Executive's split dollar insurance is adjusted in connection with the Change in Control (if a split dollar life insurance policy remains in force for the Executive at such termination), the references in clauses (X) and (Y) to "the lump sum equivalent of the straight life annuity commencing at age sixty-two" shall be deemed to refer to "the lump sum equivalent of the straight life annuity commencing at age sixty-five"; provided, however, that in no event will the "age 65 minimum benefit" apply to reduce the lump sum amount otherwise payable pursuant to this Section 7(a)(iii).

               iv) For the three-year period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control if such reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this
     Section 7(a)(iv) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the three-year period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

     (b) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments

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and benefits, including the Severance Payments, being hereinafter called "Total
Payments") would be subject (in whole or part), to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 7(b), shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the amount of excess parachute payments within the meaning of section 280G(b)(l) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income

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taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Payments.

     (c) The payments provided for in Sections 7(a) and 7(b) hereof (other than Section 7(a)(iv)) shall be made not later than the fifth (5th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand

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by the Company (together with interest at the rate provided in section
1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

     (d) The Company also shall pay to the Executive all legal fees and expenses incurred, in good faith, by the Executive as a result of a termination (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     8.   TERMINATION PROCEDURES.

     (a) NOTICE OF TERMINATION. Following any Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was

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guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

     (b) DATE OF TERMINATION. "Date of Termination", with respect to any purported termination of the Executive's employment following a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

     (c) DISPUTE CONCERNING TERMINATION. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 8(c)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

     (d) COMPENSATION DURING DISPUTE. If a purported termination occurs following a Change in Control and during the Term, and such termination is disputed in accordance with Section 8(c) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to,

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salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 8(c) hereof. Amounts paid under this Section 8(d) are in addition to all other amounts due under this Agreement (other than those due under Section 5(b) hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

     9. NO MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated following a Change in Control and during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company hereunder. Further, the amount of any payment or benefit provided for hereunder (other than pursuant to Section 7(a)(iv) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     10.  SUCCESSORS; BINDING AGREEMENT.

     (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal

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representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     11. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or on the fifth business day after the day on which mailed, if mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

          To the Company:

          Houghton Mifflin Company
          222 Berkeley Street
          Boston, Massachusetts  02116
          Attention:  Corporate Secretary

          To the Executive:

          -------------------
          -------------------
          -------------------

     12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or

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otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. There shall be withheld from any payments provided for hereunder any amounts required to be withheld under federal, state or local law and any additional withholding amounts to which the Executive has agreed. The obligations under this Agreement of either the Company or the Executive which by their nature and terms require satisfaction after the end of the Term shall survive such event and shall remain binding upon such party.

     13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board

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within sixty (60) days after notification by the Board that the Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     16. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (a) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" for termination by the Company of the Executive's employment, for purposes of this Agreement, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 8(a)) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, or (iii) material breach by the Executive of any of the material terms or conditions of this Agreement coupled with failure to correct such breach within thirty (30) days after notice from the Company specifying the breach. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (d) A "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:

               i) any "Person" (as defined in this Section) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

               ii) during any period of no more than two consecutive years beginning after the date hereof individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

               iii) there occurs a merger or consolidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

               iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (e) "Change-in-Control Protective Period" shall mean the period from the occurrence of a Change in Control until the second anniversary of such Change in Control.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Company" shall mean Houghton Mifflin Company and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 16(d) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

     (h) "Date of Termination" shall have the meaning stated in Section 8(b) hereof.

     (i) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company on a full-time basis for the entire period of one-hundred-eighty (180) consecutive days or for an aggregate period of two-hundred-ten (210) days during a consecutive period of two-hundred-seventy (270) days, the Company shall have given the Executive a Notice of Termination for Disability, and the Executive shall not have returned to the full-time performance of the Executive's duties within thirty (30) days after such Notice of Termination is given.

     (j) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

     (k) "Executive" shall mean the individual named in the first paragraph of this Agreement.

     (l) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or after any Potential Change in Control under the circumstances described in the second sentence of Section 7(a) hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (III), (V) or (VI) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (I) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or any substantial diminution, without the Executive's consent, in the Executive's reporting responsibilities, powers, titles or offices as in effect immediately prior to the Change in Control of the Company (other than any such diminution primarily attributable to the fact that the Company may no longer be a public company);

               (II) any reduction in Base Salary, except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company,

               (III) any substantial reduction in the additional compensation and benefits received by the Executive unless any such reduction shall be generally applicable to executive personnel and all executives of any person in control of the Company,

               (IV) any requirement by the Company or of any person in control of the Company that the Executive be based at a location outside the metropolitan area in which the Executive was located immediately prior to the Change in Control,

               (V) any requirement by the Company or of any person in control of the Company that the Executive travel with an overnight stay in excess of 30% of the work days in any calendar year, or

               (VI) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8(a) hereof (and, if applicable, the requirements of Section 16(c)); for purposes of the Agreement, no such purported termination shall be effective.

     The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (m) "Gross-Up Payment" shall have the meaning stated in Section 10(b) hereof.

     (n) "Incentive Compensation Plan" shall mean the Houghton Mifflin Company annual bonus or incentive compensation plan in which the Executive is participating in the relevant year, or any successor annual bonus or incentive compensation plan.

     (o) "Notice of Termination" shall have the meaning stated in Section 8(a) hereof.

     (p) "Pension Plan" shall mean the Houghton Mifflin Retirement Plan, as amended from time to time, or any successor plan.

     (q) "Person" has the meaning given such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.

     (r) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied during the Term:

               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (III) any Person (x) is or becomes the Beneficial Owner, directly or indirectly, (y) discloses directly or indirectly to the Company (or publicly) a plan or intention to become the Beneficial Owner, directly or indirectly, or (z) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.9% or more of the combined voting power of the Company's then outstanding securities; or

               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (s) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated (i) with the Executive's prior written consent, as a result of which the Executive is immediately eligible for retirement benefits under the Pension Plan or (ii) in accordance with any retirement arrangement established with the Executive's prior written consent with respect to the Executive.

     (t) "Severance Payments" shall mean those payments described in Section 7(a) hereof.

     (u) "Supplemental Executive Retirement Plan" or "SERP" shall mean the Houghton Mifflin Supplemental Executive Retirement Plan authorized by the Compensation and Nominating Committee on October 26, 1999, as amended from time to time, or any successor plan.

     (v)  "Term" shall have the meaning stated in Section 2 hereof.

     (w) "Total Payments" shall mean those payments so described in Section 7(b) hereof.

     IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals on the day and year first above written.

                                   HOUGHTON MIFFLIN COMPANY


                                   By
                                       -----------------------------------------
                                        Name: Nader F. Darehshori
                                        Title: President and
                                               Chief Executive Officer


                                        ----------------------------------------
                                        [               ]


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